UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

BBX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida		33301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2021, BBX Capital, Inc. (“BBX Capital”), upon the approval of the Compensation Committee of its Board of Directors, entered into employment agreements with Alan B. Levan, Chairman of the Board, John E. Abdo, Vice Chairman of the Board, Jarett S. Levan, Chief Executive Officer and President, Seth M. Wise, Executive Vice President, and Brett Sheppard, Chief Financial Officer (collectively, the “Executive Officers”).

Under the terms of their respective employment agreements, each of the Executive Officers will continue to receive an annual base salary and be entitled to receive bonus payments under bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. The following table sets forth information regarding the base salary and Annual Bonus (as defined below) opportunity of the Executive Officers under their respective employment agreements.

Annu
	Base	Annual Bonus
Executive Officer	Salary (1)	Opportunity (2)
Jarett S. Levan	$900,000	60%
Seth M. Wise	$900,000	60%
Alan B. Levan	$400,000	200%
John E. Abdo	$400,000	200%
Brett Sheppard	$325,000	50%

(1)Represents base salaries for the year ending December 31, 2021. The Compensation Committee will review and have the discretion to increase each Executive Officer’s base salary on an annual basis. The base salaries may not be decreased without the applicable Executive Officer’s written consent.

(2)Represents the Executive Officer’s bonus opportunity, stated as a percentage of his then-current base salary, for each calendar year during the term of the agreement commencing with the year ending December 31, 2021  (the amount actually paid to the applicable Executive Officer in respect of his annual bonus opportunity being hereinafter referred to as the “Annual Bonus”).

Each Executive Officer is also entitled to receive awards, including restricted stock awards, stock options, and performance-based cash awards, under BBX Capital’s 2021 Incentive Plan and any other equity plans adopted by BBX Capital in the future.

Each employment agreement has an initial term of three years (except for Mr. Sheppard’s employment agreement, which has an initial term of one year) and provides for annual renewal terms unless either the applicable Executive Officer or BBX Capital elects for the agreement to expire at the end of the then-current term or the agreement is earlier terminated as set forth below.

Each employment agreement may be terminated by BBX Capital for “Cause” or “Without Cause” or by the applicable Executive Officer for “Good Reason” (as such terms are defined in the employment agreement). If an employment agreement is terminated by BBX Capital for “Cause,” the applicable Executive Officer will be entitled to receive his base salary through the date of termination. If an employment agreement is terminated by BBX Capital “Without Cause” or by the Executive Officer for “Good Reason,” the applicable executive officer will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination, and (iii) in accordance with the applicable Executive Officer’s employment agreement, the following severance payments. Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to (a) 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination or (b) 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreement). Each of Mr. Wise and Mr. Jarett Levan will be entitled to receive a severance payment in an amount equal to (a) 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination or (b) 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control.” Mr. Sheppard will be entitled to receive a severance payment equal to his annual base salary as of the date of termination. In addition, if an Executive Officer’s employment agreement is terminated by BBX Capital “Without Cause” or by the Executive Officer for “Good Reason,” BBX Capital

will be required to provide the Executive Officer with continued benefits, including, without limitation, health and life insurance, for the following periods: (x) two years following the year in which the termination occurs (or three years following the year in which the termination occurs if such termination occurs within two years after a Change in Control) in the case of each of Mr. Alan Levan and Mr. Abdo, (y) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs if such termination occurs within two years after a Change in Control) in the case of Mr. Jarett Levan and Mr. Wise, and (z) six months following the year in which the termination occurs in the case of Mr. Sheppard. Further, other than in the case of Mr. Sheppard, if an Executive Officer’s employment agreement is terminated by BBX Capital “Without Cause” or by the Executive Officer for “Good Reason,” all incentive stock options and restricted stock awards previously granted to the Executive Officer by BBX Capital but not yet vested as of the termination date, if any, will immediately accelerate and fully vest as of the termination date. Each employment agreement will also be terminated upon the Executive Officer’s death, in which case the applicable Executive Officer’s estate will be entitled to receive (i) his base salary through the date of his death and (ii) for Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan and Mr. Wise, the prorated portion of the Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of his death and a death benefit equal to his annual base salary. BBX Capital’s obligation to make and provide the post-termination payments and benefits described in this paragraph is subject to the applicable Executive Officer’s entry into and compliance with a non-disclosure, non-competition, confidentiality and non-solicitation of customers agreement with BBX Capital on terms acceptable to both the Executive Officer and BBX Capital.

The foregoing description of the employment agreements is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements, which are included as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1Employment Agreement between the Company and Alan B. Levan

10.2Employment Agreement between the Company and John E.  Abdo

10.3Employment Agreement between the Company and Jarett S. Levan

10.4 Employment Agreement between the Company and Seth M. Wise

10.5Employment Agreement between the Company and Brett Sheppard

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2021

BBX Capital, Inc.

By: /s/ Brett Sheppard

      Brett Sheppard

      Chief Financial Officer